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                                                                      EXHIBIT 11

                            RTW, INC. AND SUBSIDIARY
  STATEMENT REGARDING COMPUTATION OF BASIC AND DILUTED INCOME (LOSS) PER SHARE

                                                1999           2000            2001
                                            ------------   ------------    ------------
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING     12,290,990     10,854,839      10,303,857

STOCK OPTIONS
     Options at $5.81                              4,361             --              --
     Options at $5.00                             13,615             --              --
     Options at $4.75                              1,834             --              --
     Options at $4.50                             13,990             --              --
     Options at $4.38                             24,778             --              --
     Options at $2.67                              5,594             --              --
     Options at $2.00                              4,797             --              --
                                            ------------   ------------    ------------

WEIGHTED AVERAGE COMMON AND COMMON
     SHARE EQUIVALENTS OUTSTANDING            12,359,959     10,854,839      10,303,857
                                            ============   ============    ============

NET INCOME (LOSS) ($000'S)                  $      6,167   $     (9,708)   $    (25,215)
                                            ============   ============    ============

INCOME (LOSS) PER SHARE:
     BASIC INCOME (LOSS) PER SHARE          $       0.50   $      (0.89)   $      (2.45)
                                            ============   ============    ============
     DILUTED INCOME (LOSS) PER SHARE        $       0.50   $      (0.89)   $      (2.45)
                                            ============   ============    ============